CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our reports dated February 14, 1997
(except with respect to the matter discussed in Note 13, as to which the date is March 19, 1997) included in this Form 10-K into Atrion Corporation's previously filed
Registration Statement (File No. 33-40639).






Atlanta, Georgia
March 27, 1997